EXHIBIT 99.1

FOR IMMEDIATE RELEASE	MEDIA CONTACT:
Yahaira Garcia-Perea
Marketing & Corporate Communications Manager
916-823-7214 | YahairaGarcia-Perea@bankofmarin.com

BANK OF MARIN BANCORP REPORTS THIRD QUARTER FINANCIAL RESULTS DRIVEN BY LOAN GROWTH, NIM EXPANSION AND HIGHER EARNINGS

NOVATO, CA, October 26, 2026 - Bank of Marin Bancorp, "Bancorp" (Nasdaq: BMRC), parent company of Bank of Marin, "Bank," completed another quarter of improved financial performance, reflecting continued enhanced profitability and overall balance sheet strength. This performance was supported by progress across key financial and operating priorities:

•Increased earnings per share, pre-tax pre-provision net income, and return on average tangible common equity
•Expanded net interest margin from higher loan yields and reduced deposit costs, and grew both total deposits and noninterest-bearing deposits
•Loan growth from organic originations supplemented by a loan pool purchase
•Core non-interest income growth
•Prudent expense management

BMRC reports net income of $9.9 million for the third quarter of 2026. This compares to net income of $9.2 million for the second quarter of 2026 and net income of $7.5 million for the third quarter of 2025. Diluted earnings per share was $0.62 for the third quarter, compared to $0.58 for the prior quarter and $0.47 for the third quarter of the prior year. Continued net interest margin expansion largely drove these increases, contributing to a 32% year-over-year increase in quarterly diluted earnings per share.

"Active management of deposit costs, growth in fee income, and expense discipline drove a 17% increase in pre-tax pre-provision net income on a sequential quarter basis," said President & CEO Tim Myers. "Organic originations drove loan growth during the quarter which was supplemented by a California residential loan pool purchase that utilized excess liquidity, diversified our earning assets, and is expected to provide attractive risk-adjusted returns."

Selected Financial Results

Comparable (non-GAAP) Excluding Loss on Sale of Securities	Three months ended					Nine months ended
(in thousands, except per share amounts; unaudited)	September 30, 2026	June 30, 2026	% Change	September 30, 2025	% Change	September 30, 2026	September 30, 2025	% Change
Pre-tax, pre-provision net income
Pre-tax, pre-provision net income (GAAP)	$14,499	$12,353	17.4%	$9,610	50.9%	$38,449	$4,967	674.1%
Comparable pre-tax, pre-provision net income (non-GAAP)	14,499	12,353	17.4%	9,610	50.9%	38,449	23,703	62.2%
Net income
Net income (GAAP)	9,934	9,246	7.4%	7,526	32.0%	27,690	3,866	616.2%
Comparable net income (non-GAAP)	9,934	9,246	7.4%	7,526	32.0%	27,690	17,064	62.3%
Diluted earnings per share
Weighted average diluted shares
Diluted earnings per share (GAAP)	$0.62	$0.58	6.9%	$0.47	31.9%	$1.73	$0.24	620.8%
Comparable diluted earnings per share (non-GAAP)	$0.62	$0.58	6.9%	$0.47	31.9%	$1.73	$1.07	61.7%
See complete Reconciliation of GAAP and Non-GAAP Financial Measures below
Related non-GAAP tax benefit calculated using blended statutory rate of 29.5636%

Concurrent with this release, Bancorp issued presentation slides providing supplemental information, some of which will be discussed during the third quarter 2026 earnings call. The earnings release and presentation slides are intended to be reviewed together and can be found online on Bank of Marin’s website at www.bankofmarin.com under “Investor Relations.”

Additional highlights for the third quarter of 2026 included the following:

•The third quarter tax-equivalent net interest margin improved 10 basis points over the preceding quarter to 3.48% from 3.38% due largely to improved average loan yields of 11 basis points.

•Return on average assets ("ROA"), return on average equity ("ROE"), return on average tangible common equity ("ROTCE") and the efficiency ratio improved on a GAAP basis from the prior quarter, as shown below. All ratios benefited from increased revenue and reduced non-interest expense in the third quarter. Non-GAAP ratios for the prior year exclude the loss on security sales in that period, all other factors unchanged, and with adjustments made based on our blended statutory tax rate of 29.56%. See Reconciliation of GAAP and Non-GAAP Financial Measures below.

Operating Results

Comparable (non-GAAP) Excluding Loss on Sale of Securities	Three months ended			Nine months ended
(in thousands, except per share amounts; unaudited)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Return on average assets
Average assets	$3,766,498	$3,850,140	$3,828,876	$3,867,814	$3,765,281
Return on average assets (GAAP)	1.05%	0.96%	0.78%	0.96%	0.14%
Comparable return on average assets (non-GAAP)	1.05%	0.96%	0.78%	0.96%	0.61%
Return on average equity
Average stockholders' equity	$395,812	$395,328	$439,950	$396,378	$438,781
Return on average equity (GAAP)	9.96%	9.38%	6.79%	9.34%	1.18%
Comparable return on average equity (non-GAAP)	9.96%	9.38%	6.79%	9.34%	5.20%
Return on average tangible common equity
Average goodwill and intangibles	$74,192	$74,393	$75,011	$74,390	$75,226
Average tangible common equity	$321,620	$320,935	$364,939	$321,988	$363,555
Return on average tangible common equity (GAAP)	12.26%	11.55%	8.18%	11.50%	1.42%
Comparable return on average tangible common equity (non-GAAP)	12.26%	11.55%	8.18%	11.50%	6.28%
Efficiency ratio
Efficiency ratio (GAAP)	58.65%	63.62%	67.86%	62.73%	92.50%
Comparable efficiency ratio (non-GAAP)	58.65%	63.62%	67.86%	62.73%	72.11%
See complete Reconciliation of GAAP and Non-GAAP Financial Measures below
Related non-GAAP tax benefit calculated using blended statutory rate of 29.5636%

•Total loans increased by $43.4 million, or 2.07%, to $2.144 billion, through continued healthy fundings of $63.6 million and reduced payoffs of $31.6 million in the quarter. In addition, the Bank used a portion of its excess liquidity to purchase the $31.1 million residential mortgage pool mentioned above.

•Total deposits increased by $25.3 million, or 0.75%, to $3.395 billion as of September 30, 2026 compared to $3.370 billion as of June 30, 2026, primarily within noninterest-bearing accounts which increased by $45.0 million. Noninterest-bearing deposits continued to make up a strong portion of total deposits at 37.8% as of September 30, 2026, compared to 36.7% last quarter.

•The average cost of interest-bearing deposits decreased from 2.04% to 2.03%. The average cost of total deposits decreased from 1.28% to 1.24% primarily due to the increase in average noninterest-bearing deposits and the increase in average one-way sales of interest-bearing deposits which improved the average deposit cost mix. The total deposit spot rate at September 30, 2026 was 1.27% compared to 1.28% at June 30, 2026.

•Non-interest income grew 15.8% including an increase of $251 thousand in service charges on business deposit accounts impacted by an updated pricing strategy that better aligns with our service levels and went into effect on July 1st.

•Special mention loans decreased to $65.1 million from $100.9 million last quarter while classified loans increased by $15.2 million to $35.0 million, or 1.63% of total loans from 0.95% last quarter primarily due to the downgrade of one $14.1 million owner-occupied commercial real estate relationship facing a borrower-specific challenge. The borrower is paying as agreed and there is no expected loss potential. Non-accrual loans increased by $1.2 million to $9.7 million or 0.45% of total loans from 0.40%.

•Due to growth in loan balances and unfunded commitments, the Bank recorded a provision for credit losses on loans of $500 thousand and a provision for credit losses on unfunded commitments of $325 thousand in the third quarter of 2026 compared to a reversal of the provision for credit losses on loans of $320 thousand and no provision for unfunded commitments in the prior quarter. The allowance for credit losses was 1.07% of total loans at both September 30, 2026 and June 30, 2026.

•Capital remained above well-capitalized regulatory thresholds. Bancorp's Tier I leverage ratio increased by 38 basis points to 9.04% as of September 30, 2026 from 8.66% last quarter. Total risk-based capital improved by 1 basis point to 15.59% as of September 30, 2026 for Bancorp compared to 15.58% as of June 30, 2026. Due to rising market interest rates, which negatively impacted accumulated other comprehensive income, the Bancorp's tangible common equity to tangible assets ("TCE ratio") declined by 47 basis points to 8.05% as of September 30, 2026. Similarly, book value per share and tangible book value per share declined slightly by $1.14 and $1.11 to $23.37 and $18.81, respectively.

•The Board of Directors declared a cash dividend of $0.25 per share on October 22, 2026, which was the 86th consecutive quarterly dividend declared by Bancorp. The dividend is payable on November 12, 2026 to shareholders of record at the close of business on November 5, 2026.

“The quarterly growth in deposit service charge income, which annualized to $1 million, is an example of the strategic fee income initiatives we are pursuing to diversify our revenue streams,” said Chief Financial Officer Dave Bonaccorso. “Consistent with prior rising interest rate cycles, we expect that our legendary customer service, strong liquidity position, and high noninterest-bearing deposit percentage will result in a relatively low rising-rate deposit beta. Continued legacy loan repricing along with new loan originations at higher rates should support modest net interest margin expansion over time."

Loans and Credit Quality

Loans increased by $43.4 million for the third quarter and totaled $2.144 billion as of September 30, 2026, compared to $2.101 billion as of June 30, 2026. Third quarter 2026 new fundings were $63.6 million compared to $62.8 million in the prior quarter and $69.0 million in the third quarter of 2025. Year-to-date new fundings increased 12% and total commitments increased 21% from 2025. In addition, the Bank used a portion of its excess liquidity to purchase the $31.1 million residential mortgage pool mentioned above.

	Three months ended			Nine months ended
(in millions; unaudited)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Gross loans beginning balance	$2,101.0	$2,115.7	$2,073.6	$2,120.9	$2,083.3
Newly funded	63.6	62.8	69.0	187.2	167.0
New total commitments[1]	102.4	98.4	99.8	281.3	232.6
Purchased	31.1	—	0.2	31.1	0.2
Net increase (decrease) in line of credit utilization	2.5	14.5	2.5	17.6	(4.1)
Payoffs	(31.6)	(71.2)	(33.9)	(133.4)	(95.9)
Charge-offs	—	—	—	(7.3)	—
Note sales	—	—	—	(9.1)	—
Amortization	(22.2)	(20.8)	(21.0)	(62.6)	(60.1)
Gross loans ending balance	$2,144.4	$2,101.0	$2,090.4	$2,144.4	$2,090.4
Weighted average rate
Newly funded	6.65%	6.53%	6.10%	6.37%	6.32%
Payoffs	5.93%	5.86%	6.51%	5.76%	6.09%
Spread	0.72%	0.67%	(0.41)%	0.61%	0.23%
[1] New total commitments includes both newly funded loans and new unfunded commitments

Non-accrual loans increased by $1.2 million during the quarter to $9.7 million, or 0.45% of total loans, compared to $8.5 million, or 0.40%, at June 30, 2026.

Classified loans increased by $15.2 million during the third quarter of 2026 to $35.0 million from $19.9 million at June 30, 2026. Loans designated as special mention, which are not considered adversely classified, decreased to $65.1 million at September 30, 2026, compared to $100.9 million at June 30, 2026, largely due to the downgrade of $17.6 million to classified and upgrades and payoffs of $18.2 million. The primary driver of the increase in classified loans and the decrease in special mention loans is a $14.1 million owner-occupied commercial real estate relationship facing a borrower-specific challenge. The loan is well-collateralized, the borrower is paying as agreed, and there is no expected loss potential.

Accruing loans past due 30 to 89 days totaled $2.6 million at September 30, 2026, compared to $2.0 million at June 30, 2026.

Net charge-offs totaled $21 thousand in the third quarter of 2026 compared to $39 thousand in the prior quarter.

The Bank recorded a $500 thousand provision for credit losses on loans in the third quarter of 2026, compared to a reversal of the provision for credit losses on loans of $320 thousand in the prior quarter, driven primarily by loan growth.
The ratio of allowance for credit losses to total loans remained stable at 1.07% for both September 30, 2026 and June 30, 2026.
There was a provision for credit losses on unfunded loan commitments of $325 thousand in the third quarter of 2026 compared to no provision in the prior quarter due to an increase in commitments, primarily within construction.

Cash, Cash Equivalents and Restricted Cash

Total cash, cash equivalents and restricted cash were $265.3 million at September 30, 2026, a decrease of $14.3 million compared to $279.6 million at June 30, 2026.

Investments

The investment securities portfolio totaled $1.215 billion at September 30, 2026, a decrease of $27.6 million from June 30, 2026. The decrease in the portfolio was due to principal repayments and calls/maturities totaling $50.2 million and $1.1 million, respectively, and an increase of $35.2 million in unrealized losses on available-for-sale ("AFS") securities, partially offset by purchases of $58.9 million. The portfolio is eligible for pledging to the Federal Home Loan Bank ("FHLB") and the Federal Reserve as collateral for borrowing, and is comprised of high credit quality investments with an average effective duration of 3.11. The portfolio generates cash flows monthly from interest, principal amortization and payoffs, which supports the Bank's liquidity. Those cash flows totaled $64.4 million and $92.1 million in the third quarter of 2026 and the second quarter of 2026, respectively.

Deposits

Deposits increased $25.3 million, or 0.8%, to $3.395 billion at September 30, 2026, compared to $3.370 billion at June 30, 2026, including a $45.0 million increase in noninterest-bearing balances, partially offset by decreases in money market and time accounts. As of September 30, 2026 and June 30, 2026, there were no one-way sales, although the Bank sold an average of $130.6 million in the third quarter, compared to an average of $93.7 million in the second quarter, within money market accounts during the quarter which enhanced non-interest income and net interest margin. Noninterest-bearing deposits continued to make up a strong 37.8% of total deposits at September 30, 2026, compared to 36.7% at June 30, 2026. The Bank's focused business development efforts generated $23.2 million in new deposit relationships during the quarter, including $13.3 million in new noninterest-bearing deposits.

Borrowings and Liquidity

As of September 30, 2026, the Bank had no outstanding short-term borrowings, consistent with June 30, 2026. Net available funding sources, including unrestricted cash, unencumbered available-for-sale securities and total available borrowing capacity totaled $2.162 billion, or 63.67% of total deposits and 178.5% of estimated uninsured and uncollateralized deposits as of September 30, 2026.

The following table details the components of our contingent liquidity sources as of September 30, 2026.

(in millions)	Total Available	Amount Used	Net Availability
Internal Sources
Unrestricted cash [1]	$247.2	$—	$247.2
Unencumbered securities at market value	518.6	—	518.6
External Sources
FHLB line of credit	964.0	—	964.0
FRB line of credit	291.8	—	291.8
Lines of credit at correspondent banks	140.0	—	140.0
Total Liquidity	$2,161.6	$—	$2,161.6
1 Excludes cash items in transit as of September 30, 2026.
Note: There were no off-balance sheet one-way sell deposits as of September 30, 2026.

Subordinated Notes

During the fourth quarter of 2025, Bancorp issued Fixed-to-Floating Subordinated Notes of $45.0 million with a final maturity date of December 1, 2035, to certain investors in a private placement to strengthen capital ratios as part of the balance sheet repositioning. The interest rate of the Bank’s subordinated notes is 6.75%, payable semi-annually in arrears on June 1 and December 1 of each year, which commenced on June 1, 2026. After December 1, 2030, the interest rate will be variable and equal Three-Month Term SOFR plus 335 basis points, resetting quarterly. Subordinated notes outstanding were $44.0 million, net of issuance costs, at September 30, 2026.

Capital Resources

Our capital ratios are summarized in the table below.

Capital Ratios	September 30, 2026		June 30, 2026		September 30, 2025
	Bancorp	Bank	Bancorp	Bank	Bancorp	Bank
Common Equity Tier 1 to RWA	12.96%	13.89%	12.93%	13.69%	14.93%	13.92%
Total Tier I to RWA	12.96%	13.89%	12.93%	13.69%	14.93%	13.92%
Total Capital to RWA	15.59%	14.83%	15.58%	14.61%	16.13%	15.11%
Tier I Leverage Ratio to Avg Assets	9.04%	9.69%	8.66%	9.16%	10.12%	9.43%
Tangible Common Equity to TA	8.05%	8.69%	8.52%	9.03%	9.72%	9.04%

The Bank's capital plan and point-in-time capital stress tests indicate that capital ratios will remain above regulatory well-capitalized and internal policy minimums throughout a five-year forecast horizon and across stress scenarios such as additional unrealized losses on the investment portfolio, additional deposit growth or decline, loan credit quality deterioration, and potential share repurchases. Accumulated other comprehensive loss worsened by $24.8 million in the quarter due to higher market interest rates. Consequently, book value per share and tangible book value per share decreased to $23.37 and $18.81, respectively as of September 30, 2026.

Earnings

Net Interest Income

Net interest income totaled $31.4 million for the third quarter of 2026, a $619 thousand increase from the prior quarter. This was driven by an increase of $834 thousand in interest income on loans, largely due to an 11 basis point increase in average loan yields due to growth at higher rates. Also contributing to the increase was the reduction of $527 thousand in interest expense on deposits, due to improved deposit mix and active balance sheet management through one-way sales of deposits. Average balances on interest-bearing transaction accounts decreased in the quarter while average balances of noninterest-bearing balances increased. The increases were partially offset by a $505 thousand decrease in interest income from investment securities due to paydowns.

The net interest margin increased 10 basis points to 3.48% for the third quarter of 2026, compared to 3.38% for the prior quarter. The increase is primarily due to the 11 basis point increase in average loan yields, a four basis point decrease in cost of deposits, and the use of one-way sales of deposits, which improved the mix of average assets and liabilities. Newly funded loans were originated at a weighted average rate of 12 basis points higher than prior quarter.

Non-Interest Income

Non-interest income was $3.7 million for the third quarter of 2026, compared to $3.2 million for the prior quarter. The increase of $501 thousand was primarily attributable to an increase of $251 thousand in service charges on business deposit accounts due to an updated pricing strategy effective July 1st, and an increase in dividend income due to a special dividend on FHLB stock of $199 thousand.

Non-Interest Expense

Non-interest expense totaled $20.6 million for the third quarter of 2026, compared to $21.6 million for the prior quarter, a decrease of $1.0 million, primarily driven by a decrease of $465 thousand in salaries and related benefits expense which included an adjustment to the incentive bonus accrual as well as the impact of a decreased number of full-time equivalent employees at the end of the third quarter. Also contributing to the decrease in quarterly expense was a $239 thousand reduction in Federal Deposit Insurance Corporation insurance expense during the quarter, a decrease of $263 thousand in other expense, and a decrease of $132 thousand in professional services mostly related to audit, operations, compliance, information security and accounting fees.

Share Repurchase Program

On July 24, 2025, the Board of Directors authorized the repurchase of up to $25.0 million of its common stock effective July 24, 2025 through July 31, 2027. There were no repurchases in the third quarter of 2026 or in the second quarter of 2026. As of September 30, 2026, the amount remaining available for repurchase of shares was $23.9 million.

Statement Regarding use of Non-GAAP Financial Measures
Financial results are presented in accordance with GAAP and with reference to certain non-GAAP financial measures. Management believes that providing selected financial measures that exclude the loss on sale of securities is useful to investors as the strategic short-term loss taken for long-term profitability makes the operational performance difficult to compare to other periods. Because there are limits to the usefulness of this or any other non-GAAP measure to investors, Bancorp encourages readers to consider its annual and quarterly consolidated financial statements and notes related thereto for their entirety, as filed with the Securities and Exchange Commission, and not to rely on any single financial measure. A reconciliation of the GAAP financial measures to comparable non-GAAP financial measures is presented below.

Reconciliation of GAAP and Non-GAAP Financial Measures

(in thousands, except per share amounts; unaudited)	Three months ended			Nine months ended
Pre-tax, pre-provision net income	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Income before provision for (benefit from) income taxes	$13,674	$12,673	$9,610	$37,944	$4,892
Provision for (reversal of) credit losses on loans	500	(320)	—	180	75
Provision for credit losses on unfunded loan commitments	325	—	—	325	—
Pre-tax, pre-provision net income (GAAP)	14,499	12,353	9,610	38,449	4,967
Adjustments:
Losses on sale of investment securities from portfolio repositioning	—	—	—	—	18,736
Comparable pre-tax, pre-provision net income (non-GAAP)	$14,499	$12,353	$9,610	$38,449	$23,703
Net income
Net income (GAAP)	$9,934	$9,246	$7,526	$27,690	$3,866
Adjustments:
Losses on sale of investment securities from portfolio repositioning	—	—	—	—	18,736
Related income tax benefit[1]	—	—	—	—	(5,538)
Adjustments, net of taxes	—	—	—	—	13,198
Comparable net income (non-GAAP)	$9,934	$9,246	$7,526	$27,690	$17,064
Diluted earnings per share
Weighted average diluted shares	$16,040	$15,991	$15,934	$16,003	$15,979
Diluted earnings per share (GAAP)	$0.62	$0.58	$0.47	$1.73	$0.24
Comparable diluted earnings per share (non-GAAP)	$0.62	$0.58	$0.47	$1.73	$1.07
Return on average assets
Average assets	$3,766,498	$3,850,140	$3,828,876	$3,867,814	$3,765,281
Return on average assets (GAAP)	1.05%	0.96%	0.78%	0.96%	0.14%
Comparable return on average assets (non-GAAP)	1.05%	0.96%	0.78%	0.96%	0.61%
Return on average equity
Average stockholders' equity	$395,812	$395,328	$439,950	$396,378	$438,781
Return on average equity (GAAP)	9.96%	9.38%	6.79%	9.34%	1.18%
Comparable return on average equity (non-GAAP)	9.96%	9.38%	6.79%	9.34%	5.20%
Return on average tangible common equity
Average goodwill and intangibles	$74,192	$74,393	$75,011	$74,390	$75,226
Average tangible common equity	$321,620	$320,935	$364,939	$321,988	$363,555
Return on average tangible common equity (GAAP)	12.26%	11.55%	8.18%	11.50%	1.42%
Comparable return on average tangible common equity (non-GAAP)	12.26%	11.55%	8.18%	11.50%	6.28%
Efficiency ratio
Non-interest expense	$20,571	$21,597	$20,291	$64,707	$61,287
Net interest income	$31,400	$30,781	$27,156	$92,483	$76,256
Non-interest income (GAAP)	$3,670	$3,169	$2,745	$10,673	$(10,002)
Losses on sale of investment securities from portfolio repositioning	$—	$—	$—	$—	$18,736
Non-interest income (non-GAAP)	$3,670	$3,169	$2,745	$10,673	$8,734
Efficiency ratio (GAAP)	58.65%	63.62%	67.86%	62.73%	92.50%
Comparable efficiency ratio (non-GAAP)	58.65%	63.62%	67.86%	62.73%	72.11%
[1]Related tax benefit calculated using blended statutory rate of 29.5636%

Earnings Call and Webcast Information

Bank of Marin Bancorp (Nasdaq: BMRC) will present its third quarter financial results call via webcast on Monday, October 26, 2026 at 8:30 a.m. PT/11:30 a.m. ET. Investors can listen to the webcast online through Bank of Marin’s website at www.bankofmarin.com under “Investor Relations.” To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at the same website location shortly after the call. Closed captioning will be available during the live webcast, as well as on the webcast replay.

About Bank of Marin Bancorp

Founded in 1990 and headquartered in Novato, California, Bank of Marin is a wholly owned subsidiary of Bank of Marin Bancorp (Nasdaq: BMRC). With assets of $3.867 billion, Bank of Marin is a leading business and community bank providing commercial and personal banking, specialty lending, and wealth management and trust services through a network of 27 branches and eight commercial banking offices serving Northern California.

Known for delivering exceptional client service and investing in the communities it serves, Bank of Marin has been recognized as one of the San Francisco Business Times' Top Corporate Philanthropists since 2003 and ranked seventh on Sacramento Business Journal's 2026 Corporate Direct Giving List. Additional honors include being named one of North Bay Business Journal's Best Places to Work in 2026, the Bank's 17th recognition, and inclusion in Business Insider's America's High-Growth Companies 2026. Bank of Marin Bancorp, which was ranked the nation's No. 2 community bank deposit franchise by S&P Global Market Intelligence, is included in the Russell 2000® Small-Cap Index and the Nasdaq ABA Community Bank Index. For more information, visit www.bankofmarin.com.

Forward-Looking Statements

This release may contain certain forward-looking statements that are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact Bancorp's earnings in future periods. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions and the economic uncertainty in the United States and abroad, including economic or other disruptions to financial markets caused by the Trump administration's approach to tariffs and trade and the military action in Iran, acts of terrorism, war or other conflicts, impacts from inflation, supply chain disruptions, changes in interest rates (including the actions taken by the Federal Reserve to control inflation), California's unemployment rate, deposit flows, real estate values, and expected future cash flows on loans and securities; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks; costs or effects of acquisitions; competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; natural disasters (such as wildfires and earthquakes in our area); adverse weather conditions; interruptions of utility service in our markets for sustained periods; and other economic, competitive, governmental, regulatory and technological factors (including external fraud and cybersecurity threats) affecting our operations, pricing, products and services; and successful integration of acquisitions. These and other important factors are detailed in various securities law filings made periodically by Bancorp, copies of which are available from Bancorp without charge. Bancorp undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

BANK OF MARIN BANCORP FINANCIAL HIGHLIGHTS
	Three months ended			Nine months ended
(in thousands, except per share amounts; unaudited)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Selected operating data and performance ratios:
Net income	$9,934	$9,246	$7,526	$27,690	$3,866
Diluted earnings per common share	$0.62	$0.58	$0.47	$1.73	$0.24
Return on average assets	1.05%	0.96%	0.78%	0.96%	0.14%
Return on average equity	9.96%	9.38%	6.79%	9.34%	1.18%
Return on average tangible common equity	12.26%	11.55%	8.18%	11.50%	1.42%
Efficiency ratio	58.65%	63.62%	67.86%	62.73%	92.50%
Tax-equivalent net interest margin	3.48%	3.38%	2.97%	3.37%	2.86%
Cost of deposits	1.24%	1.28%	1.41%	1.29%	1.40%
Cost of funds	1.32%	1.36%	1.41%	1.37%	1.40%
Net charge-offs (recoveries)	$21	$39	$1	$7,326	$878
Net charge-offs to average loans	NM	NM	NM	0.35%	0.04%

(in thousands; unaudited)	September 30, 2026	June 30, 2026	December 31, 2025
Selected financial condition data:
Total assets	$3,866,694	$3,856,720	$3,904,778
Loans:
Commercial and industrial	$154,517	$162,434	$159,898
Real estate:
Commercial owner-occupied	286,005	288,744	310,219
Commercial non-owner occupied	1,384,118	1,373,990	1,366,251
Construction	25,809	16,317	15,101
Home equity	100,810	101,404	99,222
Other residential	135,173	100,710	110,614
Installment and other consumer loans	57,954	57,377	59,548
Total loans	$2,144,386	$2,100,976	$2,120,853
Non-accrual loans: [1]
Commercial and industrial	$17	$5	$524
Real estate:
Commercial owner-occupied	—	—	315
Commercial non-owner occupied	9,212	8,118	25,387
Home equity	217	219	401
Other residential	64	67	72
Installment and other consumer loans	159	44	204
Total non-accrual loans	$9,669	$8,453	$26,903
Non-accrual loans to total loans	0.45%	0.40%	1.27%
Classified loans (graded substandard and doubtful)	$35,033	$19,877	$32,111
Classified loans as a percentage of total loans	1.63%	0.95%	1.51%
Total accruing loans 30-89 days past due	$2,617	$2,005	$2,843
Total accruing loans 90+ days past due [1]	$297	$297	$—
Allowance for credit losses to total loans	1.07%	1.07%	1.42%
Allowance for credit losses to non-accrual loans	2.37x	2.66x	1.12x
Total deposits	$3,395,222	$3,369,900	$3,415,542
Loan-to-deposit ratio	63.16%	62.35%	62.09%
Stockholders' equity	$379,376	$396,684	$394,654
Book value per share	$23.37	$24.51	$24.51
Tangible book value per share	$18.81	$19.92	$19.87
Tangible common equity to tangible assets - Bank	8.69%	9.03%	8.59%
Tangible common equity to tangible assets - Bancorp	8.05%	8.52%	8.35%
Total risk-based capital ratio - Bank	14.83%	14.61%	13.90%
Total risk-based capital ratio - Bancorp	15.59%	15.58%	15.25%
Tier I Leverage Ratio to Avg Assets - Bank	9.69%	9.16%	8.49%
Tier I Leverage Ratio to Avg Assets - Bancorp	9.04%	8.66%	8.26%
Full-time equivalent employees	312	315	311
1 There was one non-performing loan as of September 30, 2026 and June 30, 2026 and no non-performing loans as of December 31, 2025 over 90 days past due and accruing interest.

BANK OF MARIN BANCORP CONSOLIDATED STATEMENTS OF CONDITION

(in thousands, except share data; unaudited)	September 30, 2026	June 30, 2026	December 31, 2025
Assets
Cash, cash equivalents and restricted cash	$265,330	$279,639	$225,303
Investment securities:
Available-for-sale (net of zero allowance for credit losses at September 30, 2026, June 30, 2026 and December 31, 2025, respectively)	1,215,229	1,242,831	1,327,812
Total investment securities	1,215,229	1,242,831	1,327,812
Loans, at amortized cost	2,144,386	2,100,976	2,120,853
Allowance for credit losses on loans	(22,943)	(22,464)	(30,089)
Loans, net of allowance for credit losses on loans	2,121,443	2,078,512	2,090,764
Goodwill	72,754	72,754	72,754
Bank-owned life insurance	71,770	71,324	71,306
Operating lease right-of-use assets	22,377	21,146	22,499
Bank premises and equipment, net	7,990	8,016	8,059
Core deposit intangible, net	1,329	1,520	1,916
Interest receivable and other assets	88,472	80,978	84,365
Total assets	$3,866,694	$3,856,720	$3,904,778

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$1,282,323	$1,237,322	$1,254,416
Interest-bearing:
Transaction accounts	247,292	237,676	417,482
Savings accounts	225,467	225,353	232,109
Money market accounts	1,497,696	1,511,325	1,305,849
Time accounts	142,444	158,224	205,686
Total deposits	3,395,222	3,369,900	3,415,542
Borrowings and other obligations	582	625	709
Subordinated notes, net of issuance costs	44,006	43,955	43,857
Operating lease liabilities	24,738	23,493	24,747
Interest payable and other liabilities	22,770	22,063	25,269
Total liabilities	3,487,318	3,460,036	3,510,124
Stockholders' Equity
Preferred stock, no par value, Authorized - 5,000,000 shares, none issued	—	—	—
Common stock, no par value, Authorized - 30,000,000 shares; issued and outstanding - 16,233,030, 16,186,611 and 16,102,687 at September 30, 2026, June 30, 2026 and December 31, 2025, respectively	217,638	216,050	214,910
Retained earnings	213,729	207,843	198,163
Accumulated other comprehensive loss, net of taxes	(51,991)	(27,209)	(18,419)
Total stockholders' equity	379,376	396,684	394,654
Total liabilities and stockholders' equity	$3,866,694	$3,856,720	$3,904,778

BANK OF MARIN BANCORP CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three months ended			Nine months ended
(in thousands, except per share amounts; unaudited)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Interest income
Interest and fees on loans	$28,101	$27,267	$26,254	$81,902	$77,298
Interest on investment securities	12,922	13,427	9,846	40,218	26,530
Interest on due from banks	1,401	1,646	2,969	5,439	6,768
Total interest income	42,424	42,340	39,069	127,559	110,596
Interest expense
Interest on interest-bearing transaction accounts	630	1,462	1,365	4,131	3,817
Interest on savings accounts	640	635	600	1,852	1,720
Interest on money market accounts	8,107	7,674	8,376	23,602	23,880
Interest on time accounts	832	965	1,571	3,039	4,920
Interest on borrowings and other obligations	5	6	1	17	3
Interest on subordinated notes	810	817	—	2,435	—
Total interest expense	11,024	11,559	11,913	35,076	34,340
Net interest income	31,400	30,781	27,156	92,483	76,256
Provision for (reversal of) credit losses on loans	500	(320)	—	180	75
Provision for credit losses on unfunded loan commitments	325	—	—	325	—
Net interest income after provision for credit losses	30,575	31,101	27,156	91,978	76,181
Non-interest income
Service charges on deposit accounts	814	563	547	1,940	1,645
Wealth management and trust services	562	543	564	1,701	1,739
Earnings on bank-owned life insurance, net	445	442	434	1,375	1,339
Dividends on Federal Home Loan Bank stock	398	199	366	1,452	1,103
Debit card interchange fees, net	393	397	405	1,152	1,211
Merchant interchange fees, net	184	142	87	444	273
Earnings on bank-owned life insurance death benefits	—	59	—	538	306
Losses on sale of investment securities	—	—	—	—	(18,736)
Other income	874	824	342	2,071	1,118
Total non-interest income (loss)	3,670	3,169	2,745	10,673	(10,002)
Non-interest expense
Salaries and related benefits	12,144	12,609	12,004	38,147	36,099
Occupancy and equipment	2,163	2,090	2,079	6,352	6,411
Professional services	1,239	1,371	1,115	3,703	2,960
Data processing	1,222	1,138	1,116	3,588	3,293
Information technology	511	510	538	1,536	1,514
Federal Deposit Insurance Corporation insurance	316	555	459	1,601	1,268
Depreciation and amortization	277	270	291	810	933
Directors' expense	253	261	249	799	832
Amortization of core deposit intangible	191	196	217	587	664
Charitable contributions	130	190	56	757	575
Deposit network fees	99	118	121	366	349
Other expense	2,026	2,289	2,046	6,461	6,389
Total non-interest expense	20,571	21,597	20,291	64,707	61,287
Income before provision for income taxes	13,674	12,673	9,610	37,944	4,892
Provision for income taxes	3,740	3,427	2,084	10,254	1,026
Net income	$9,934	$9,246	$7,526	$27,690	$3,866
Earnings per common share
Basic	$0.62	$0.58	$0.47	$1.74	$0.24
Diluted	$0.62	$0.58	$0.47	$1.73	$0.24
Weighted average shares:
Basic	15,984	15,952	15,907	15,954	15,957
Diluted	16,040	15,991	15,934	16,003	15,979
Comprehensive income (loss):
Net income	$9,934	$9,246	$7,526	$27,690	$3,866
Other comprehensive (loss) income:
Change in net unrealized (losses) gains on available-for-sale securities	(35,184)	(4,838)	2,514	(47,664)	5,317
Reclassification adjustment for losses realized on the sale of available-for-sale securities in net income	—	—	—	—	18,736
Amortization of net unrealized losses on securities transferred from available-for-sale to held-to-maturity	—	—	360	—	1,065
Other comprehensive (loss) income, before tax	(35,184)	(4,838)	2,874	(47,664)	25,118
Deferred tax (benefit) expense	(10,402)	(1,430)	850	(14,092)	7,426
Other comprehensive (loss) income, net of tax	(24,782)	(3,408)	2,024	(33,572)	17,692
Total comprehensive (loss) income	$(14,848)	$5,838	$9,550	$(5,882)	$21,558

BANK OF MARIN BANCORP AVERAGE STATEMENTS OF CONDITION AND ANALYSIS OF NET INTEREST INCOME

	Three months ended			Three months ended
	September 30, 2026			June 30, 2026
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning deposits with banks [1]	$149,540	$1,401	3.67%	$176,889	$1,646	3.68%
Investment securities [2,3]	1,285,175	12,960	4.03%	1,329,846	13,465	4.05%
Loans [1,3,4,5]	2,111,760	28,211	5.23%	2,113,964	27,382	5.12%
Total interest-earning assets [1]	3,546,475	42,572	4.70%	3,620,699	42,493	4.64%
Cash and noninterest-bearing due from banks	30,805			32,830
Bank premises and equipment, net	7,960			7,965
Interest receivable and other assets, net	181,258			188,646
Total assets	$3,766,498			$3,850,140
Liabilities and Stockholders' Equity
Interest-bearing transaction accounts	$242,102	$630	1.03%	$363,579	$1,462	1.61%
Savings accounts	228,289	640	1.11%	235,698	635	1.08%
Money market accounts	1,378,872	8,107	2.33%	1,351,175	7,674	2.28%
Time accounts including CDARS	148,659	832	2.22%	165,017	965	2.35%
Borrowings and other obligations [1]	599	5	3.27%	640	6	3.71%
Subordinated notes, net	43,972	810	7.37%	43,923	817	7.44%
Total interest-bearing liabilities	2,042,493	11,024	2.14%	2,160,032	11,559	2.15%
Demand accounts	1,279,557			1,247,995
Interest payable and other liabilities	48,636			46,785
Stockholders' equity	395,812			395,328
Total liabilities & stockholders' equity	$3,766,498			$3,850,140
Tax-equivalent net interest income/margin [1]		$31,548	3.48%		$30,934	3.38%
Reported net interest income/margin [1]		$31,400	3.46%		$30,781	3.36%
Tax-equivalent net interest rate spread			2.56%			2.49%

	Nine months ended			Nine months ended
	September 30, 2026			September 30, 2025
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning deposits with banks [1]	$196,957	$5,439	3.64%	$203,956	$6,768	4.38%
Investment securities [2,3]	1,329,531	40,330	4.04%	1,266,960	26,720	2.81%
Loans [1,3,4,5]	2,113,250	82,239	5.13%	2,072,623	77,614	4.94%
Total interest-earning assets [1]	3,639,738	128,008	4.64%	3,543,539	111,102	4.13%
Cash and noninterest-bearing due from banks	32,038			36,680
Bank premises and equipment, net	7,977			7,232
Interest receivable and other assets, net	188,061			177,830
Total assets	$3,867,814			$3,765,281
Liabilities and Stockholders' Equity
Interest-bearing transaction accounts	$355,854	$4,131	1.55%	$344,189	$3,817	1.48%
Savings accounts	230,872	1,852	1.07%	223,781	1,720	1.03%
Money market accounts	1,365,773	23,602	2.31%	1,238,686	23,880	2.58%
Time accounts including CDARS	168,582	3,039	2.41%	222,108	4,920	2.96%
Borrowings and other obligations [1]	640	17	3.50%	94	3	3.30%
Subordinated debenture [1,5]	43,923	2,435	7.39%	—	—	—%
Total interest-bearing liabilities	2,165,644	35,076	2.17%	2,028,858	34,340	2.26%
Demand accounts	1,257,511			1,253,469
Interest payable and other liabilities	48,281			44,173
Stockholders' equity	396,378			438,781
Total liabilities & stockholders' equity	$3,867,814			$3,765,281
Tax-equivalent net interest income/margin [1]		$92,932	3.37%		$76,761	2.86%
Reported net interest income/margin [1]		$92,483	3.35%		$76,256	2.84%
Tax-equivalent net interest rate spread			2.47%			1.87%
[1] Interest income/expense is divided by actual number of days in the period times 360 days to correspond to stated interest rate terms, where applicable.
[2] Yields on available-for-sale securities are calculated based on amortized cost balances rather than fair value, as changes in fair value are reflected as a component of stockholders' equity. Investment security interest is earned on 30/360 day basis monthly.

[3] Yields and interest income on tax-exempt securities and loans are presented on a taxable-equivalent basis using the Federal statutory rate of 21 percent.
[4] Average balances on loans outstanding include non-performing loans. The amortized portion of net loan origination fees is included in interest income on loans, representing an adjustment to the yield.

[5] Net loan origination costs in interest income totaled $337 thousand and $427 thousand for the three months ended September 30, 2026 and June 30, 2026 and totaled $1.2 million for both the nine months ended September 30, 2026 and 2025, respectively.